Exhibit 99.1

EXECUTION COPY

INSTRUMENT OF RESIGNATION,

APPOINTMENT AND ACCEPTANCE

This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of January 24, 2014 (this “Instrument”), is among HSBC Bank USA, National Association, a national banking association (the “Resigning Owner Trustee”), HSBC Trust Company (Delaware), National Association, a national banking association (the “Resigning Delaware Trustee” and together with the Resigning Owner Trustee, the “Resigning Trustees”), U.S. Bank Trust National Association, a national banking association (the “Successor Trustee”), Ally Wholesale Enterprises LLC, a Delaware limited liability company (the “Depositor”), and Ally Financial Inc. (formerly known as GMAC Inc.), a Delaware corporation (the “Administrator”).

W I T N E S S E T H

WHEREAS, the Resigning Trustees and the Depositor are parties to a Trust Agreement, dated as of February 12, 2010 (the “Trust Agreement”), relating to the formation of Ally Master Owner Trust, a Delaware statutory trust (the “Trust”) and the Depositor is the sole Certificateholder of the Trust;

WHEREAS, the Resigning Trustees desires to resign as Owner Trustee (including in its capacity as Paying Agent and Certificate Registrar) and as Delaware Trustee of the Trust;

WHEREAS, the Administrator wishes to appoint the Successor Trustee as successor Owner Trustee, successor Certificate Registrar, successor Paying Agent and successor Delaware Trustee under the Trust Agreement;

WHEREAS, the Successor Trustee is qualified and eligible to act as Owner Trustee and as Delaware Trustee under Trust Agreement;

WHEREAS, the Successor Trustee is willing to accept its appointment and succession as Owner Trustee, Certificate Registrar, Paying Agent and Delaware Trustee under the Trust Agreement;

NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

ARTICLE - I RESIGNATION, APPOINTMENT AND SUCCESSION

1.1. Pursuant to Section 6.10 of the Trust Agreement, the Resigning Owner Trustee hereby resigns as Owner Trustee, Certificate Paying Agent and Certificate Registrar of the Trust effective upon the acceptance and succession of the Successor Trustee hereunder as of the opening of business on January 27, 2014 (the “Effective Time”).

1.2. Pursuant to Section 6.10 of the Trust Agreement, the Resigning Delaware Trustee hereby resigns as Delaware Trustee of the Trust effective upon the acceptance and succession of the Successor Trustee hereunder as of the Effective Time.

1.3. The Administrator hereby appoints the Successor Trustee, and the Successor Trustee hereby accepts the appointment and succession, as successor Delaware Trustee to the Resigning Delaware Trustee, such succession to be effective as of the Effective Time.

1.4. The Administrator hereby appoints the Successor Trustee, and the Successor Trustee hereby accepts the appointment and succession, as successor Owner Trustee, successor Certificate Registrar and successor Paying Agent to the Resigning Owner Trustee, such succession to be effective as of the Effective Time.

1.5. The Depositor, the Certificateholder and the Administrator hereby waive any and all requirements of prior notice from the Resigning Trustees of their resignation. In accordance with Section 6.10 of the Trust Agreement, the Administrator shall provide notice of resignation of the Resigning Trustees to the Rating Agencies and upon acceptance by the Successor Trustee, the Administrator shall provide notice to all Certificateholders, the Indenture Trustee, the Noteholders, and the Rating Agencies.

1.6. To the best knowledge of the Resigning Owner Trustee, no event has occurred and is continuing which is, or after notice or lapse of time would become, an event of default under the Indenture and there is no action, suit or proceeding pending or threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission under the Trust Agreement.

1.7. Each party hereto represents and warrants that this Instrument has been duly authorized, executed and delivered on behalf of such party and constitutes its legal, valid and binding obligation.

1.8. The Successor Trustee represents to the Depositor, the Administrator and the Resigning Trustees that (A) it is qualified and eligible to act as trustee in accordance with Section 6.13 and 6.14 of the Trust Agreement, (B) each of the representations and warranties specified in Section 6.6 of the Trust Agreement are true and correct with respect to the Successor Trustee on and as of the date hereof.

1.9. Subject to the terms and limitations in this Instrument, the Resigning Trustees hereby convey, assign and transfer to the Successor Trustee and to its successors and assigns, upon the trusts expressed in the Trust Agreement, all the rights, powers, title, interest and trusts of the Resigning Trustees as Delaware Trustee, Owner Trustee, Certificate Registrar and Paying Agent, as applicable, under and pursuant to the Trust Agreement and the other Basic Documents, and all property and money held by the Resigning Owner Trustee as Owner Trustee or Paying Agent under the Trust Agreement. In furtherance of the foregoing, the Depositor and the Administrator hereby direct the Resigning Owner Trustee to wire all amounts of the trust estate held by the Resigning Owner Trustee, if any, to the following non-interest bearing trust account established by the Successor Owner Trustee:

U.S. Bank National Bank

ABA: 091000022

Credit: U.S. Bank Trust/Structured Finance

A/C: 173103322058

REF: AMOT Certificate Account 171581000

and to deliver the following items to the Successor Trustee:

(i) Within 15 days of receipt of a written request from the Successor Trustee, copies (and originals to the extent they are in the possession of the Resigning Owner Trustee) of the fully executed Trust Agreement, Indenture, Trust Sale and Servicing Agreement, Pooling and Servicing Agreement, and all other Basic Documents to which it is party, and all amendments and supplements thereto;

(ii) Within 15 days of the Effective Date, Registered Certificateholder/pledgee lists (including name, address, tax identification number and detailed holdings for each holder) certified to be accurate by the Resigning Owner Trustee;

(iii) Within 15 days of the Effective Date, if applicable, trust account statements for the one year period preceding the Effective Date; and

(iv) Following the Effective Date, the Resigning Owner Trustee shall deliver such other documentation in the Resigning Owner Trustee’s possession as the Successor Trustee may reasonably require in order to accomplish the transfer.

The Resigning Owner Trustee hereby confirms that as of the date hereof it holds no funds on behalf of the Trust in the Certificate Distribution Account or otherwise.

1.10. The Depositor hereby acknowledges and agrees that, notwithstanding anything in the Trust Agreement to the contrary, the Owner Trustee shall have no obligation to invest any funds deposited with the Owner Trustee (in the Certificate Distribution Account or otherwise) unless directed to do so in writing by the Servicer, and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof made at the direction of the Servicer.

1.11. The Resigning Trustees shall execute and deliver such further instruments provided to it in appropriate form and shall do such other things as the Successor Trustee or the Administrator may reasonably require in writing so as to more fully and certainly vest and confirm in the Successor Trustee, all the rights, powers and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

1.12. The Successor Trustee hereby accepts succession as Owner Trustee, Certificate Registrar, Paying Agent and Delaware Trustee, under the Trust Agreement and the other Basic Documents, subject to all trusts, conditions and provisions of the Trust Agreement and the other Basic Documents, and accepts, upon the trusts expressed in the Trust Agreement, all the rights, powers and trusts of the Resigning Trustees as Owner Trustee, Certificate Registrar, Paying Agent and Delaware Trustee, under and pursuant to the Trust Agreement and the other Basic Documents and agrees to be bound by all the terms of the Trust Agreement and the other Basic Documents, such acceptance and agreement to be effective as of the Effective Time.

1.13. The parties hereto intend and agree that their execution and delivery of this Instrument to the other parties hereto constitutes full compliance with all conditions precedent to the resignation of the Resigning Trustees and the appointment of the Successor Trustee, it being understood and agreed that any other conditions or requirements under the Trust Agreement or applicable law are hereby waived and eliminated provided that:

(a) this Instrument does not constitute (i) a waiver by the Depositor of any obligation or liability which the Resigning Trustees may have incurred in connection with its serving as trustees under the Trust Agreement and the Resigning Trustees shall retain continued responsibility and liability for their actions and omissions as Owner Trustee and Delaware Trustee prior to the effectiveness of their resignation subject to the terms of the Trust Agreement, or (ii) an assumption by the Successor Trustees of any liability of the Resigning Trustees arising out of a breach by either Resigning Trustee, in each case prior to the resignation of its duties under the Trust Agreement; and

(b) this Instrument does not constitute a waiver or assignment by either Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to Section 6.9 and any other provision of the Trust Agreement or related Basic Documents; provided however, that each Resigning Trustee hereby acknowledges and agrees that it has received payment in full of all fees and expenses owed to as of the date hereof in accordance with Section 6.10(c) of the Trust Agreement.

1.14. The Successor Trustees are hereby authorized and instructed by the Depositor and the Administrator to execute and file an amendment to the Trust Certificate substantially in the form attached hereto as Exhibit A in the office of the Secretary of State of the State of Delaware

1.15. Pursuant to Section 3.8 of the Trust Agreement, the Owner Trustee hereby designates its address located at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York NY 10005 as the location where the Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served.

1.16. The address of the Corporate Trust Office of the Successor Trustee shall be at U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, with a copy to 190 South LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7R, Chicago, IL 60603.

ARTICLE - II MISCELLANEOUS

2.1. This Instrument shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflict of laws principles).

2.2. This Instrument may be executed by the parties hereto in separate counterparts, each of which when so executed shall be an original, but all of which when taken together shall constitute but one and the same instrument.

2.3. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Trust Agreement.

IN WITNESS WHEREOF, the Depositor, the Administrator, the Resigning Trustees and the Successor Trustee have caused this Instrument to be duly executed and delivered as of the day and year first above written.

ALLY WHOLESALE ENTERPRISES LLC, as Depositor and Certificateholder

By:	/s/ M. T. St. Charles
Name:	M. T. St. Charles
Title:	Vice President

ALLY FINANCIAL INC., as Administrator

By:	/s/ R. C. Farris
Name:	R. C. Farris
Title:	Assistant Treasurer

HSBC BANK USA NATIONAL ASSOCIATION, as Resigning Owner Trustee

By:	/s/ Fernando Acebedo
Name:	Fernando Acebedo
Title:	Vice President

HSBC TRUST COMPANY (DELAWARE), NATIONAL ASSOCIATION, as Resigning Delaware Trustee

By:	/s/ Fernando Acebedo
Name:	Fernando Acebedo
Title:	Corporate Trust Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Successor Trustee

By:	/s/ Melissa A. Rosal
Name:	Melissa A. Rosal
Title:	Vice President

EXHIBIT A

FORM OF

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

OF

ALLY MASTER OWNER TRUST

THIS Certificate of Amendment of Ally Master Owner Trust (the “Trust”) is being duly executed and filed by the undersigned trustee to amend the Certificate of Trust of the Trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”).

1. Name. The name of the Trust whose Certificate of Trust is being amended hereby is Ally Master Owner Trust.

2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name and address of the trustee of the Trust with its principal place of business in the State of Delaware to U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Services.

3. Effective Date. This Certificate of Amendment shall be effective on January 27, 2014.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Delaware Trustee

By:
Name:
Title: